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STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Christian Storch, CFO

                    FOR IMMEDIATE RELEASE

(603) 893-9701

email:  InvestorRelations@Standex.com

STANDEX  ACQUIRES ASSOCIATED AMERICAN INDUSTRIES

Strategic Acquisition Creates $350M Food Service Equipment Group;

Positions Standex for Broad Penetration into “Hot Side” of Market Worldwide

SALEM, NH – January 10, 2007 . . . . Standex International Corporation (NYSE:SXI) today announced that it has acquired all of the outstanding shares of Associated American Industries (APW Wyott group of companies or AAI), a privately held company, in a cash transaction valued at approximately $84 million.  Houlihan Lokey Howard & Zukin served as the exclusive financial advisor to AAI.

Standex anticipates that the acquisition will be moderately accretive to earnings on a GAAP basis in the first 12 months of operations and will also be immediately accretive on a cash basis.1  In 2006, AAI generated revenues of $72 million and has delivered a compounded annual revenue growth rate of 7% since 2004.  In addition, Standex has identified more than $5 million in cost and sales synergies that are likely to be achieved in the third full year of combined operations.1

The combination of Standex’s existing product lines with AAI’s product lines will give the Company approximately $100 million of annual sales on the “hot side” of the food service equipment market, and will significantly broaden both the product offering and market presence of Standex in this key segment of the food service equipment market.  The combined operation will position Standex as one of the leading food service equipment manufacturers in North America, with approximately $350 million in annual revenues from both the hot and cold sides of the market.

AAI is a leader in “hot side” food service equipment and has premium brands with global recognition and a stellar reputation among customers in the food service market.  AAI’s APW Wyott brand, which manufactures primarily counter top products used in cooking, toasting, warming and merchandising food for applications in quick service restaurants, convenience stores, small restaurants and concession areas, was named the 2005 Yum! STAR Global Equipment Supplier of the Year.   In addition to APW Wyott, AAI’s brands include Bakers Pride, which provides a wide selection of quality deck ovens, pizza ovens, conveyor ovens and counter top ranges, griddles and char broilers to meet the needs of the restaurant, pizza, supermarket and convenience store market segments, and BevLes, which produces strong, durable heated proofer and holding cabinets for the restaurant and baking market segments.

Acquiring the APW Wyott group of companies will enable Standex to:

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Immediately gain a sizeable presence in the hot food preparation, storage and merchandising equipment market

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Capitalize on APW Wyott’s broad presence in key strategic quick service restaurant, traditional restaurant, and convenience store chains.  APW Wyott’s extensive network of dealers, distributors, and sales representatives in the United States and internationally offers significant opportunities to increase Standex’s sales reach and scale in the food service equipment market

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Leverage Standex’s customer relationships on the refrigerated equipment, or “cold side,” of the market to cross sell APW Wyott’s products

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Build market presence for Standex’s existing hot side business, BKI, through APW Wyott’s close relationships with hundreds of key food chains, quick-serve restaurants and convenience stores. BKI manufactures and sells pressure fryers, rotisseries, heated merchandising cases and combi ovens.

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Drive savings through purchasing, common materials sourcing and lean enterprise initiatives.

“The acquisition is highly strategic in that it gives Standex a significant presence in the hot side and provides us with a more complete product offering for the global food service equipment market,” said Roger Fix, Standex president and chief executive officer.  “Our significantly expanded presence in the hot side of the market is very complementary to our existing operations as both sides of the market sell to the same customers.  The hot side of the market also offers greater opportunities to capitalize on market demand through technology and product innovation.”

“We see excellent cross-selling opportunities as there is very little overlap in products or sales channels between the APW Wyott group of companies and Standex,” said Fix.  “We plan to capitalize on APW Wyott’s extensive relationships with key quick service restaurant and convenience store chains, and through their dealers, distributors and sales representative channels to cross-sell our cold-side equipment.1  In addition, we expect to build market presence for BKI, which previously had been our only hot-side products business.1  At the same time, we anticipate leveraging our existing customer base to accelerate the growth of APW Wyott’s products.1  APW Wyott also provides us with greater access into key domestic markets and provides a strong international foundation that we will build on going forward.”

“We also see significant potential to enhance our overall  profitability through cost synergies,” said Fix.  “We plan to incorporate APW Wyott into the Food Service Equipment Group’s purchasing program to leverage Standex’s scale and secure better materials pricing.1  In addition, we expect to take advantage of  sourcing opportunities from China and apply lean manufacturing techniques across APW Wyott’s operations.1”

“When we embarked on our “Focused Diversity Strategy” about five years ago, our goal was to divest of non-strategic and under-performing businesses, while building larger, more profitable operating groups with greater sales and cost synergies,” Fix said.  “In acquiring APW Wyott, in addition to our recent acquisition of American Food Service Company, we will have replaced essentially all of the revenue generated by divested businesses.”

AAI’s operations will be integrated into Standex’s Food Service Equipment Group, and its existing management team will remain in place.

“APW Wyott has an excellent management team with great technical expertise, strong industry relationships and a world-class reputation, and I would like to welcome the entire team to Standex.  AAI’s president and CEO Hylton Jonas will continue to lead the team and also will be responsible for the BKI operations.  Given our experience in successfully and profitably integrating new businesses into the Standex family of companies, we expect a smooth integration process and tremendous long-term benefits to the Food Service Equipment Group and to Standex,1” concluded Fix.

“The APW Wyott group of companies and the Standex Food Service Equipment Group can achieve much more together than either could accomplish on its own,” said APW Wyott CEO Hylton Jonas.  “We are excited to be joining another company with such a strong reputation in the food service equipment market.  Standex has a solid strategy to grow its presence in market, and we are delighted to have the opportunity  to play an integral role in the success of that strategy.”

The company will discuss the acquisition in further detail during its second-quarter fiscal 2007 financial results conference call, scheduled for February 1, 2007.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Air Distribution Products Group, Engineered Products Group, Engraving Group and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil and China. For additional information, visit the company's website at www.standex.com.

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1Safe Harbor Language: Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are uncertainty in conditions in the general domestic and international economy including more specifically conditions in the food services equipment markets, complexities in integrating the acquired business into the Company’s existing group of food service equipment businesses, achieving the synergies described and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2006, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the company may elect to update forward-looking statements at some point in the future, the company and management specifically disclaim any obligation to do so, even if management’s estimates change.